UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2018, as part of its annual review of executive compensation, the Compensation and Talent Management Committee (the “Committee”) of the Board of Directors of MSCI Inc. (the “Company”) approved a base salary increase for C.D. Baer Pettit (President) from £472,000 to £625,000, effective as of January 1, 2018. This increase was made in light of the expansion of Mr. Pettit’s responsibilities in connection with his promotion to President of the Company on October 31, 2017. Details regarding additional changes to Mr. Pettit’s compensation as part of the Company’s annual executive compensation review process will be disclosed in the Company’s 2018 proxy statement, which is expected to be filed with the Securities and Exchange Commission on or about March 23, 2018. As previously disclosed, because Mr. Pettit received a multi-year grant of performance stock units (“PSUs”) in 2016 intended to cover three years of the PSU component of the Company’s long-term incentive program, he is not eligible to receive a grant of PSUs in 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI INC.

By:	/s/ Henry A. Fernandez
Name: Henry A. Fernandez
Title: Chairman and Chief Executive Officer

Date: February 1, 2018